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                                                                     Exhibit 24

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-8 (File No. 333-46384), (File No. 33-43276), (File No. 33-49426), (File No. 33-49428), (File No. 33-51671), (File
No. 33-56575), (File No. 33-63291), (File No. 333-13453) and (File No.
333-63926), and Form S-3 (File No. 333-46098), (File No. 333-85781) and
(File No. 333-59916).

                                          Arthur Andersen LLP

Philadelphia, PA
March 26, 2002